Exhibit 5.1

Palm Grove House
PO Box 4857
Road Town
Tortola
British Virgin Islands

T +1 284 852 1700
F +1 284 852 1799
mourantozannes.com

ZK International Group Co., Ltd

c/o Zhejiang Zhengkang Industrial Co., Ltd.

No. 678 Dingxiang Road, Binhai Industrial Park

Economic & Technology Development Zone

Wenzhou, Zhejiang Province

People's Republic of China 325025

28 June 2017

Our ref:      8031339/70503985/2

Dear Sirs

ZK International Group Co., Ltd (the Company)

We have acted as the Company's British Virgin Islands legal advisers in connection with the registration statement on Form F-1 with registration number 333-218198 (the Registration Statement) which has been filed with the US Securities and Exchange Commission (the SEC) under the US Securities Act of 1933 (the Securities Act). The Registration Statement relates to the initial public offering of a minimum of 1,000,000 to a maximum of 1,500,000 of the ordinary shares of no par value in the Company (the IPO Shares).

The Company has asked us to provide this opinion in connection with the Registration Statement and the issuance of the IPO Shares.

1.	Documents, searches and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	the Registration Statement;

(b)	the Company's certificate(s) of incorporation and memorandum and articles of association obtained from the Company Search (defined below);

(c)	the resolutions in writing of the directors of the Company passed on 26 June 2017 (the Director Resolutions);

(d)	a certificate of the Company's registered agent dated 27 June 2017 (the Registered Agent's Certificate); and

(e)	a copy of the Company's register of members (the Register of Members) which is attached to the Registered Agent's Certificate.

Mourant Ozannes is a British Virgin Islands partnership

A list of our partners is available on our website

BVI | Cayman ISLANDS | Guernsey | HONG KONG | Jersey | London

1.2	We have carried out the following searches (together, the Searches) in relation to the Company:

(a)	a search of the records maintained by the Registrar (defined below) that were on file and available for public inspection on 27 June 2017 (the Company Search); and

(b)	a search of the records of proceedings in the BVI Courts (defined below) available for public inspection contained in the judicial enforcement management system (the electronic register of proceedings) maintained at the registry of the High Court of Justice of the Virgin Islands (the High Court) on 27 June 2017 (the High Court Search).

1.3	In this opinion:

(a)	BVI means the territory of the British Virgin Islands;

(b)	BVI Courts means the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court (Civil and Commercial Divisions), and BVI Court means any of them;

(c)	Companies Act means the BVI Business Companies Act 2004;

(d)	executed means (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(e)	Insolvency Act means the Insolvency Act 2003;

(f)	non-assessable means, in relation to an IPO Share, that the purchase price for which the Company agreed to issue that IPO Share has been paid in full to the Company and that no further sum is payable to the Company in respect of that IPO Share;

(g)	Prospectus means the prospectus that forms part of the Registration Statement;

(h)	Registrar means the Registrar of Corporate Affairs appointed under the Companies Act; and

(i)	signed means that a document has been duly signed or sealed.

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:

(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

8031339/70503985/2

(b)	was (where it was executed after we reviewed it) executed in materially the same form as the last draft of that document examined by us;

2.2	in approving the issuance of the IPO Shares in accordance with the Registration Statement, each director of the Company:

(a)	acted honestly, in good faith and in what the director believed to be the best interests of the Company;

(b)	exercised the director's powers as a director for a proper purpose; and

(c)	exercised the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.3	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the Company's memorandum and articles of association and the Companies Act;

2.4	the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded and any meeting at which those resolutions were passed was duly convened, held and quorate throughout;

2.5	each document examined by us that has been signed by the Company:

(a)	has been signed by the person(s) authorised by the Company to sign it;

(b)	(where any signatory is a body corporate) it has been signed in accordance with that body corporate's constitution and then current signing authorities; and

(c)	has been dated and unconditionally delivered by the Company;

2.6	there are no documents or arrangements to which the Company is party or resolutions of the Company's directors or shareholders that conflict with, or would be breached by, any term of the Registration Statement or the issuance of the IPO Shares;

2.7	the Company is not insolvent (as defined in the Insolvency Act) and will not become insolvent as a result of executing, or performing its obligations under, the Registration Statement and no steps have been taken, or resolutions passed, to appoint a liquidator of the Company or a receiver in respect of the Company or any of its assets;

2.8	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.9	in relation to the Searches:

(a)	all public records of the Company we have examined are complete and accurate;

(b)	all filings required to be made in relation to the Company with the Registrar have been made and there was no information which had been filed that did not appear on the records of the Company at the time of the Company Search; and

8031339/70503985/2

(c)	the information disclosed by the Searches was at the time of each search, and continues to be, accurate and complete; and

2.10	each of the Registered Agent's Certificate and the Register of Members was and remains at the date of this opinion accurate and complete.

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the opinion that the Shares to be issued by the Company pursuant to

3.1	Status: the Company is registered under the Companies Act, validly exists under the laws of the BVI and is in good standing with the Registrar. For the purposes of this opinion, good standing means only that the Company is listed on the register of companies maintained by the Registrar and has paid its annual fee to the Registrar for the current year.

3.2	Issuance of IPO Shares:

(a)	the Company has duly authorised the issuance of the IPO Shares;

(b)	when the IPO Shares have been issued and paid for as contemplated by the Registration Statement, they will be validly issued, fully paid and non-assessable; and

(c)	under the Companies Act, shares in the Company are deemed to be issued when the name of the shareholder is entered in the Company's register of members.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	Where a director fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by a BVI company, the transaction is voidable.

4.3	The Company Search will not reveal any document which has not been filed with the Registrar or which was filed but was not registered or did not appear on the Company's file at the time of the Company Search.

4.4	The High Court Search will not reveal (among other things) if there are any:

(a)	proceedings or appointments that have not been filed or that have been filed but have not been recorded in the High Court's judicial enforcement management system;

(b)	proceedings commenced prior to 1 January 2000 if no document has been filed since that date;

8031339/70503985/2

(c)	proceedings against the Company that have been threatened but not filed;

(d)	files that have been sealed pursuant to a court order; or

(e)	arbitration proceedings in which the Company is a defendant or respondent.

4.5	The Insolvency Act requires a receiver appointed in respect of a BVI company (or any of its assets) to file a notice of appointment with the Registrar and (if the company is or has been a regulated person (as defined in the Insolvency Act)) with the British Virgin Islands Financial Services Commission. If the receiver fails to do so, the receiver will be guilty of an offence and liable to a fine. This does not, however, invalidate the receiver's appointment.

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement and the issuance of the IPO Shares.

5.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1.1 above (Documents) and carried out the Searches. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in the Registration Statement and we offer no opinion on any such term or document.

5.3	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the BVI or the effect of the Registration Statement under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in the Registration Statement.

5.4	We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, BVI laws in force on the date of this opinion.

7.	Consent

7.1	This opinion is addressed to, and for the benefit of, the Company in connection with the Registration Statement and the issuance of the IPO Shares.

7.2	We consent to:

(a)	the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement; and

(b)	reference to us being made in the sections of the Prospectus under the headings Enforceability of Civil Liabilities, Taxation and Legal Matters and elsewhere in the Prospectus.

8031339/70503985/2

In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes

Mourant Ozannes

8031339/70503985/2